UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

CDI Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

1-5519

(Commission File Number)

23-2394430

(IRS Employer Identification No.)

1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 569-2200

Item 9. Regulation FD Disclosure.

On May 19 and 20, 2004, the Chief Executive Officer and the Chief Financial Officer of CDI Corp. (sometimes referred to in this Report as “the Company”) held several meetings with the investment community. In response to questions posed during those meetings, management provided certain information regarding the operating margins of the Company’s four business segments, the relative size and profitability of the vertical industry business units within the CDI Business Solutions segment, and the breakdown of the revenue components in the Management Recruiters International (MRI) segment. That information is contained in, and supplemented by, this Report. The information set forth below is consistent with information previously disclosed publicly by the Company; however, the Company has concluded that the additional detail provided in this Report will provide additional clarity for the Company’s shareholders and potential investors.

The chart below indicates (a) the operating margin percentages achieved by the Company’s four business segments during 2003, and (b) the long term goal for each segment’s operating margin percentage, which could be attained if the Company reaches $1.5 billion in consolidated revenues in approximately three years (which would be met if the Company accomplishes its previously-announced goal of 10% annual revenue growth). These targeted operating margin goals are consistent with the operating margin percentages achieved by the Company’s business segments in previous years.

Segment	2003 Operating Margin	Long-Term Goal for Operating Margin
Business Solutions	3.8%	6-8%
AndersElite	5.7%	6%+
MRI	4.7%	20-25%
Todays Staffing	6.4%	4-5%
TOTAL (Company-wide)	3.1%	6-8%

The Company’s Business Solutions segment is currently organized through five vertical industry units. To provide investors with more information regarding the relative scale of the verticals, here are the projected 2004 revenues for each of the five verticals, based on the current run rates:

Vertical Business Unit	Projected 2004 Revenues
Process & Industrial	$275-300 million
Information Technology Services	$275-300 million
Aerospace	$100-110 million
Government Services	$50-55 million
Life Sciences	$25-30 million

In terms of the relative profitability of the verticals, Aerospace and Government Services are anticipated to be the highest, followed (in descending order of operating profit margin) by Information Technology Services, Process & Industrial and Life Sciences.

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The revenues of the Company’s MRI segment are derived from three basic sources: (a) royalties from franchisees, (b) sales of new franchises, and (c) staffing services (providing personnel to clients on an interim basis). As a result of the sale of MRI’s company-owned offices during 2002 and 2003, the mix of MRI’s business among the three revenue streams has changed. To help investors better understand the current breakdown of MRI’s revenues among the three basic sources and the relative profitability of the various revenue sources, below is the projected information for MRI in 2004:

Source of MRI Revenues	Percentage of Total MRI Revenues	Incremental Profit Margin
Royalties	50%	80-90%
Franchise Sales	12%	45-50%
Staffing Services	38%	8-10%

Certain information in this Report contains forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain forward-looking statements can be identified by the use of forward-looking terminology such as, “projected”, “anticipated”, “could”, “if” or “approximately,” or the negative thereof or other comparable terminology, or by discussions of goals and objectives. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These include risks and uncertainties such as the effects of, and changes in general economic conditions, competitive market pressures, material changes in demand from larger customers, availability of labor, the Company’s performance on contracts, changes in customers’ attitudes toward outsourcing, government policies or judicial decisions adverse to the staffing industry, the ability to successfully implement the Company’s vertical go-to-market strategy and other uncertainties set forth in the Company’s 2003 Form 10-K and 1st quarter 2004 Form 10-Q, and as may be set forth in the Company’s subsequent press releases and/or Forms 10-Q, 8-K and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

The information contained in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By:	/s/ Jay G. Stuart
Jay G. Stuart
Executive Vice President and Chief Financial Officer

Date: May 28, 2004

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